UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2012

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2012, the Compensation Committee of the Board of Directors of Quicksilver Resources Inc. (“Quicksilver”) approved the grant of equity bonuses for 2011 to certain senior executives, including the Quicksilver’s principal executive officer and other named executive officers, applying the performance criteria contained in Quicksilver’s 2011 Executive Bonus Plan.  The Compensation Committee acknowledged the attainment of these performance criteria and approved grants of restricted shares, or in the case of Mr. Cirone, restricted stock units (the “2011 Equity Bonus Grants”), in the following amounts, effective on the date Quicksilver filed its 2011 Annual Report with the Securities and Exchange Commission (the “Annual Report File Date”), which was April 16, 2012:

Thomas F. Darden	$298,025
Glenn Darden	$298,025
Jeff Cook	$157,200
John C. Cirone	$113,479

One third of each 2011 Equity Bonus Grant will vest on each of the first three anniversaries of the grant date.

On April 13, 2012, the Compensation Committee also approved the adoption of the 2012 Executive Bonus Plan that provides for awards of cash bonuses and equity bonus awards to Quicksilver’s named executive officers and other officers.  The 2012 Executive Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Compensation Committee also established target and maximum bonus levels to be paid under the 2012 Executive Bonus Plan with respect to cash bonus awards for Quicksilver’s principal executive officer, principal financial officer and other named executive officers, expressed as a percentage of each executive’s base salary, as follows:
Executive	Target Percent of Base Pay	Maximum Percent of Base Pay
Thomas F. Darden	150%	300%
Glenn Darden	150%	300%
Jeff Cook	100%	200%
John C. Cirone	100%	200%
John C. Regan	50% / 80%	100% / 160%

The target and maximum bonus levels applicable to Mr. Regan are 50% and 100% of base salary, respectively, effective from January 1, 2012 until the day immediately prior to the Annual Report File Date, which is the effective date of Mr. Regan's appointment as Chief Financial Officer, and 80% and 160%, respectively, effective as of the Annual Report File Date.  The 2012 Executive Bonus Plan provides that cash bonuses awarded pursuant to the Plan will be paid no later than March 15, 2013.

The Compensation Committee also established target and maximum equity bonus awards to be paid under the 2012 Executive Bonus Plan for Quicksilver’s principal executive officer, principal financial officer and other named executive officers, expressed as a percentage of each executive’s base salary, as follows:
Executive	Target Percent of Base Pay	Maximum Percent of Base Pay
Thomas F. Darden	100%	200%
Glenn Darden	100%	200%
Jeff Cook	60%	120%
John C. Cirone	60%	120%
John C. Regan*	40%	80%

* effective as of the Annual Report File Date

The 2012 Executive Bonus Plan provides that, no later than March 15, 2013, each of Quicksilver’s principal executive officer, principal financial officer and other named executive officers will be paid an equity bonus award through the grant of a number of restricted shares or restricted stock units determined by dividing the dollar amount of equity bonus earned by the closing market price of Quicksilver common stock on the date of grant.  The restricted shares and restricted stock units will be granted under Quicksilver’s Fifth Amended and Restated 2006 Equity Plan, with one third of each grant vesting on each of the first three anniversaries of the date of grant.

For purposes of awards under the 2012 Executive Bonus Plan, Quicksilver’s performance for the year will be assessed against four performance measures carrying equal weighting:  (i) cash flow from operations; (ii) earnings per share; (iii) production; and (iv) ending proved reserves.  The Compensation Committee established the relative weight to be accorded to each performance measure and various target levels within each performance measure, as set forth in the 2012 Executive Bonus Plan.  Bonus amounts under the 2012 Executive Bonus Plan are based on Quicksilver’s performance for the year relative to the performance targets.  The Compensation Committee has discretion to adjust a named executive officer’s potential award or awards based on qualitative individual performance measures.

In addition, on April 13, 2012, the Compensation Committee approved the grant, effective as of the Annual Report File Date, of retention awards to certain senior executives, including awards in the form restricted stock to Jeff Cook and John C. Regan in the amounts of $100,000 and $90,000, respectively, and in the form restricted stock units to John C. Cirone in the amount of $100,000, with one half of each grant vesting on each of the first two anniversaries of the date of grant.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
10.1	Quicksilver Resources Inc. 2012 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Executive Vice President – General Counsel

Date:  April 19, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Quicksilver Resources Inc. 2012 Executive Bonus Plan.